Exhibit 99.1

WOW! REPORTS FIRST QUARTER 2023 RESULTS

First Quarter 2023 High-Speed Data Revenue of $105.2 million, up 5% from First Quarter 2022

ENGLEWOOD, Colo. (May 4, 2023) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers, today announced financial and operating results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights (1)

●	Total Revenue of $172.2 million, a decrease of $2.4 million, or 1%, compared to the first quarter of 2022
●	HSD Revenue totaled $105.2 million, an increase of $5.1 million, or 5%, compared to the first quarter of 2022
●	Net Loss was $38.0 million for the quarter ended March 31, 2023
●	Adjusted EBITDA of $65.2 million, a decrease of $1.2 million, or 2%, compared to the first quarter of 2022
●	Passed approximately 1,700 homes in Central Florida through March 31, 2023 with construction well underway in South Carolina
●	Repurchased 1.9 million shares during the first quarter 2023 at an average price of $10.88

"Our expansion strategy continues to build momentum in our new Greenfield markets with 23.5% penetration in less than three months. Construction is well underway in additional Central Florida and Greenville County, South Carolina neighborhoods,” said Teresa Elder, WOW!’s CEO. “We are also seeing strong contribution from our core business, as HSD revenue increased 5% from the same period last year."

"With a net leverage ratio of 2.8x, we continue to invest in our growth strategy as a low leverage, high growth business,” said John Rego, WOW!’s CFO. “The strong fundamentals of our business, momentum in new markets and the increasing contribution from HSD revenue reinforce our conviction in our strategy and positive outlook for the year."

Revenue

Total Revenue was $172.2 million for the quarter ended March 31, 2023, down $2.4 million, or 1%, as compared to the corresponding period in 2022.

Total Subscription Revenue for the quarter ended March 31, 2023 was $159.4 million, down $2.6 million, or 2%, as compared to the corresponding period in 2022. The decrease is primarily driven by a shift in service offering mix as we continue to experience a reduction in Video and Telephony RGUs, coupled with a decrease in volume.  This is partially offset by an increase in average revenue per unit (“ARPU”) as HSD customers upgrade to higher speed offerings.

Other Business Services Revenue totaled $5.2 million for the quarter ended March 31, 2023, down $0.1 million as compared to the corresponding period in 2022. The decrease is primarily due to a decrease in data center revenue.

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Adjusted EBITDA, Adjusted EBITDA margin and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.

Other Revenue totaled $7.6 million for the quarter ended March 31, 2023, up $0.3 million as compared to the corresponding period in 2022, primarily related to higher paper statement revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) totaled $78.1 million for the quarter ended March 31, 2023, down $9.2 million, or 11%, compared to the corresponding period in 2022 primarily driven by decreases in direct operating expense, specifically programming expense, which aligns with the reduction in Video RGUs between periods, and lower operating expenses related to the Transition Services Agreement that are offset in Other Income. Selling, General, and Administrative expenses totaled $85.5 million for the quarter ended March 31, 2023, up $47.2 million, or 123%, compared to the corresponding period in 2022 primarily attributable to the patent litigation settlement.

Net Loss

Net loss for the quarter ended March 31, 2023 was $38.0 million as compared to net income of $5.7 million for the quarter ended March 31, 2022. Net Profit Margin was (22.1)% for the quarter ended March 31, 2023 as compared to 3.3% for the quarter ended March 31, 2022.

Adjusted EBITDA

Adjusted EBITDA for the quarter ended March 31, 2023, was $65.2 million, a decrease of $1.2 million, compared to the corresponding period in 2022. Adjusted EBITDA margin was 37.9% for the quarter ended March 31, 2023, as compared to 38.0% for the quarter ended March 31, 2022.

Subscribers

WOW! reported Total Subscribers of 527,300 as of March 31, 2023, a decrease of 7,400, or 1%, compared to March 31, 2022, down 3,300 compared to December 31, 2022. HSD RGUs totaled 508,700 as of March 31, 2023, a decrease of 6,300 or 1%, compared to March 31, 2022, and down 2,900 compared to December 31, 2022.

Market Expansion

Edge-Out Projects reached a total of 85,600 homes passed and 21,200 Subscribers since inception.

The 2021 Edge-Out projects include 900 Subscribers, which represents 45.0% penetration on such nodes. The 2022 Edge-Out projects include 800 Subscribers, which represents 27.6% penetration on such nodes. The 2023 vintage includes both, Edge-Out projects and Greenfield expansion. The Edge-out projects include 300 Subscribers, which represents 10.7% penetration on such nodes and the Greenfield projects include 400 Subscribers, which represents 23.5% penetration on such nodes.

Capital Expenditures

Capital Expenditures totaled $60.2 million for the quarter ended March 31, 2023, representing an $18.1 million increase compared to the quarter ended March 31, 2022. The increase is primarily related to increases in costs related to our market expansion in locations adjacent and nonadjacent to our existing network.

Capital Expenditures for the quarter ended March 31, 2023 equates to 35% of Total Revenue for the quarter ended March 31, 2023.

Liquidity and Leverage

As of March 31, 2023, the total outstanding amount of long-term debt and finance lease obligations was $791.2 million, and cash and cash equivalents were $21.2 million. Total Net Leverage as of March 31, 2023, was 2.8x on a LTM Adjusted EBITDA basis and undrawn revolver capacity totaled $185.4 million.

Share Repurchase Program

As of March 31, 2023, we repurchased a total of 3.1 million shares for approximately $33.4 million. The authorization expires on May 3, 2024, may be suspended or discontinued at any time and does not obligate the company to acquire any amount of shares of common stock.

Second Quarter and Full Year 2023 Guidance

	Q2 2023	Full Year 2023
HSD Revenue	$106.0 - $109.0 million	$437.0 - $441.0 million
Total Revenue	$173.0 - $176.0 million	$703.0 - $707.0 million
Adjusted EBITDA	$65.0 - $68.0 million	$286.0 - $290.0 million

HSD net additions	(4,000) - 0	6,000 - 10,000

Webcast

WOW! will host a webcast and conference call on Thursday, May 4, 2023, at 8:00 a.m. ET to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Thursday, May 4, 2023	Call Time:	8:00 a.m. Eastern
Dial In:	(888) 330-3556	International:	(646) 960-0826
Conf. ID:	4844814

A replay of the call will be available on May 4, 2023, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until May 17, 2023, at 11:59 p.m. ET, please dial (800) 770-2030 or (647) 362-9199 and use conference ID 4844814.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2023	2022

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$21.2	$31.0
Accounts receivable—trade, net of allowance for doubtful accounts of $4.8 and $4.3, respectively	38.3	39.9
Accounts receivable—other, net	9.8	12.2
Prepaid expenses and other	43.4	37.8
Total current assets	112.7	120.9
Right-of-use lease assets—operating	14.5	15.0
Property, plant and equipment, net	742.7	725.8
Franchise operating rights	585.1	585.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.3	1.3
Other non-current assets	45.4	44.2
Total assets	$1,726.8	$1,717.4
Liabilities and stockholders’ equity
Current liabilities
Accounts payable—trade	$47.2	$46.1
Accrued interest	0.2	0.1
Current portion of long-term lease liability—operating	4.9	4.9
Accrued liabilities and other	93.3	68.7
Current portion of long-term debt and finance lease obligations	17.1	17.7
Current portion of unearned service revenue	27.7	27.2
Total current liabilities	190.4	164.7
Long-term debt and finance lease obligations—less current portion and debt issuance costs	774.1	725.0
Long-term lease liability—operating	11.1	11.6
Deferred income taxes, net	210.8	225.3
Other non-current liabilities	26.1	15.7
Total liabilities	1,212.5	1,142.3
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 98,614,277 and 96,830,312 issued as of March 31, 2023 and December 31, 2022, respectively; 85,559,520 and 86,417,733 outstanding as of March 31, 2023 and December 31, 2022, respectively	1.0	1.0
Additional paid-in capital	380.3	374.7
Accumulated income	270.0	308.0
Treasury stock at cost, 13,054,757 and 10,412,579 shares as of March 31, 2023 and December 31, 2022, respectively	(137.0)	(108.6)
Total stockholders’ equity	514.3	575.1
Total liabilities and stockholders’ equity	$1,726.8	$1,717.4

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended
	March 31,
	2023	2022

	(in millions, except share data)
Revenue:
HSD	$105.2	$100.1
Video	42.1	48.6
Telephony	12.1	13.3
Total subscription services revenue	159.4	162.0
Other business services	5.2	5.3
Other	7.6	7.3
Total revenue	172.2	174.6

Costs and expenses:
Operating (excluding depreciation and amortization)	78.1	87.3
Selling, general and administrative	85.5	38.3
Depreciation and amortization	45.5	44.4
	209.1	170.0
(Loss) income from operations	(36.9)	4.6
Other income (expense):
Interest expense	(14.9)	(7.4)
Loss on sale of assets, net	—	(0.4)
Other income, net	1.2	8.7
(Loss) income from operations before provision for income tax	(50.6)	5.5
Income tax benefit	12.6	0.2
Net (loss) income	$(38.0)	$5.7

Basic and diluted (loss) earnings per common share
Basic	$(0.46)	$0.07
Diluted	$(0.46)	$0.07
Weighted-average common shares outstanding
Basic	83,028,769	83,286,934
Diluted	83,028,769	86,422,983

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended
	March 31,
	2023	2022

	(in millions)
Cash flows from operating activities:
Net (loss) income	$(38.0)	$5.7
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	45.5	44.4
Deferred income taxes	(14.5)	(2.0)
Provision for doubtful accounts	2.6	0.4
Loss on sale of assets, net	—	0.4
Amortization of debt issuance costs and discount	0.4	0.4
Non-cash compensation	5.4	5.7
Other non-cash items	(0.1)	(0.1)
Changes in operating assets and liabilities:
Receivables and other operating assets	(5.4)	(5.7)
Payables and accruals	36.7	0.2
Net cash provided by operating activities	$32.6	$49.4
Cash flows from investing activities:
Capital expenditures	$(60.2)	$(42.1)
Other investing activities	0.1	0.5
Net cash used in investing activities	$(60.1)	$(41.6)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	$51.0	$—
Payments on long-term debt and finance lease obligations	(4.9)	(5.0)
Purchase of shares	(28.4)	(5.3)
Net cash provided by (used in) financing activities	$17.7	$(10.3)
Decrease in cash and cash equivalents	(9.8)	(2.5)
Cash and cash equivalents, beginning of period	31.0	193.2
Cash and cash equivalents, end of period	$21.2	$190.7
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$14.5	$2.8
Cash paid during the periods for income taxes	$—	$—
Cash received during the periods for refunds of income taxes	$4.3	$—
Non-cash operating activities:
Operating lease additions	$0.8	$—
Non-cash financing activities:
Finance lease additions	$1.9	$3.5
Capital expenditures within accounts payable and accruals	$32.2	$20.3

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers. WOW! provides services in 15 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized nine times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last five consecutive years. Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted EBITDA margin. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income and Adjusted EBITDA margin to Net Profit margin which are the most directly comparable corresponding GAAP financial measures.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA to Net (Loss) Income for the periods presented:

	Three months ended
	March 31,
	2023	2022

	(in millions)
Net (Loss) income	$(38.0)	$5.7
Net Profit Margin	(22.1)%	3.3%

Plus: Depreciation and amortization	45.5	44.4
Interest expense	14.9	7.4
Loss on sale of assets, net	—	0.4
Non-recurring professional fees, M&A integration and restructuring expense	5.8	11.7
Patent litigation settlement	45.4	—
Non-cash stock compensation	5.4	5.7
Other income, net	(1.2)	(8.7)
Income tax benefit	(12.6)	(0.2)
Adjusted EBITDA	$65.2	$66.4
Adjusted EBITDA Margin	37.9%	38.0%

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended
	March 31,
	2023	2022

	(in millions)
Scalable infrastructure	$17.9	$10.7
Customer premise equipment	16.2	19.0
Line extensions	16.0	4.5
Support capital and other	10.1	7.9
Total	$60.2	$42.1
Capital expenditures included in total related to:
Greenfields	$20.2	$0.5
Edge-outs	$4.2	$1.1
Business services	$3.9	$3.2

The following table provides an unaudited summary of our continuing operations subscriber information:

	March 31,	June 30,	September 30,	December 31,	March 31,
	2022	2022	2022	2022	2023
Homes Passed	1,886,000	1,886,000	1,886,000	1,886,000	1,885,700
Total Subscribers	534,700	536,600	538,100	530,600	527,300
HSD RGUs	515,000	517,200	518,600	511,600	508,700
Video RGUs	142,000	135,500	129,900	123,200	117,100
Telephony RGUs	97,300	95,200	92,900	89,900	87,700
Total RGUs	754,300	747,900	741,400	724,700	713,500

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com